RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, is made this 15th of December, 2021, by and among each trust identified on Schedule A, (each, an “Acquiring Trust”), on behalf of itself and its respective series identified on Schedule A, severally and not jointly (each, an “Acquiring Fund”), and each trust identified on Schedule B (each, an “Underlying Trust”), on behalf of itself and its respective series identified on Schedule B, severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”), and shall be effective January 19, 2022.

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies, and Section 12(d)(1)(C) limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule; and

WHEREAS, to date such investments have been governed by a Participation Agreement dated as of [ ] by and among the parties, as amended from time to time (collectively, the “Participation Agreement”) and made in reliance on SEC exemptive relief that will be rescinded one year from the effective date of the Rule.

NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule.

1.	Terms of Investment

(a) Because Acquired Funds operate as exchange-traded funds, the Funds note that each Acquired Fund is designed to accommodate large investments and redemptions, whether from Acquiring Funds or other investors. Creation and redemption order for shares of the Acquired Fund can only be submitted by brokers or other participants of a registered clearing agency (collectively, “Authorized Participants”) that have entered into an agreement (“Authorized Participant Agreement”) with Acquired Funds’ distributor to transact in shares of the Acquired

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Funds. The Acquired Funds also have policies and procedures (the “Basket Policies”) that have been adopted pursuant to Rule 6c-11 under the 1940 Act, which govern creation and redemptions of the Acquired Funds’ shares. Any creation or redemption order submitted by an Acquiring Fund through an Authorized Participant will be satisfied pursuant to the Basket Policies and the relevant Authorized Participant Agreement. The Basket Policies include provisions that govern in-kind creations and redemptions, as well as cash transactions. In any event, the Funds generally expect that:

(i) the Acquiring Funds will transact in shares in the Acquired Funds on the secondary market rather than through direct creation and redemption transactions with the Acquired Fund; and

(ii) Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investment in the Acquired Fund. The Acquired Fund acknowledges and agrees that any information provided pursuant to the foregoing is not a commitment to purchase and constitutes an estimate that may differ materially from the amount, timing and manner in which a purchase order is submitted, if any.

The Funds believe that these material terms regarding an Acquiring Fund’s investment in shares of an Acquired Fund should assist the Acquired Fund’s investment adviser with making the required findings under the Rule.

(b) In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund and its investment adviser with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. For the avoidance of doubt, the Acquiring Fund acknowledges and agrees that any information provided by the Acquired Fund under this section is limited to publicly available fee and expense information.

2.	Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

3.	Representations of the Acquiring Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time,

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applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

4.	[RESERVED]
5.	Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:	If to the Acquired Fund:

Northern Lights Fund Trust and Northern Lights Variable Trust

Attn: Richard Malinowski

c/o Ultimus Fund Solutions, LLC

80 Arkay Drive

Hauppauge, NY, 11788

Email: rmalinowski@ultimusfundsolutions.com

With a copy to:

Thompson Hine LLP

Attn: Legal Dept.

41 South High Street, Suite 1700

Columbus, OH 43215

Fax: 614-469-3361

Email: joann.strasser@thompsonhine.com

Jason Pogorelec

c/o Fidelity Investments

245 Summer Street

V13E

Boston, MA 02210

Email: Jason.Pogorelec@fmr.com

Kenneth Robins

c/o Fidelity Investments

245 Summer Street

V10B

Boston, MA 02210

Email: Kenneth.Robins@fmr.com

With a copy to:

Shelley Harding

Attn: Legal Dept.

6501 S Fiddlers Green Circle,

Suite 600

Greenwood Village, CO 80111

Email: shelley.harding@fmr.com

6.       Term and Termination; Assignment; Amendment

(a)	This Agreement shall be effective for the duration of the Acquired Funds’ and/or the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 6(b).
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(b)	The parties hereby mutually agree to terminate the pre-existing Participation Agreement as of the Effective Date and waive the notice requirement for termination as set forth therein.

(c)	This Agreement shall continue until terminated in writing by either party upon 60 days’ notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c) This Agreement may not be assigned by either party without the prior written consent of the other. In the event either party assigns this Agreement to a third party as provided in this Section, such permitted third party shall be bound by the terms and conditions of this Agreement applicable to the assigning party.

(d) This Agreement may be amended only by a writing that is signed by each affected party.

(e) This Agreement will be governed by the laws of the Commonwealth of Massachusetts without regard to its choice of law principles.

(f) In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Funds that are involved in the matter in controversy and not to any other series of the Acquiring Trusts.

(g) In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Funds that are involved in the matter in controversy and not to any other series of the Acquired Trusts.

7.       Miscellaneous

(a) Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

(b) Severability. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

(c) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations.

(d) Notice. The Acquiring Funds are hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust (the “Trust Document”) of which each Acquired Fund is a series (together collectively the “Trusts”) or other organizational

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documents and agrees that the obligations assumed by the Trusts pursuant to this Agreement shall be limited in all cases to the relevant Acquired Funds and their assets, and the Acquiring Funds shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the relevant Acquired Funds or any other series of the Trusts. In addition, the Acquiring Funds shall not seek satisfaction of any such obligations from the Trustees or any individual Trustee. The Acquiring Funds understands that the rights and obligations of any Fund under the Trust Document or other organizational document are separate and distinct from those of any and all other series of the Trusts.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Northern Lights Fund Trust and Northern Lights Variable Trust, on behalf of itself and each of the Acquiring Funds listed on Schedule A, Severally and Not Jointly

/s/ Stephanie Shearer________________________

Name: Stephanie Shearer

Title: Secretary

Fidelity Merrimack Street Trust, Fidelity Covington Trust

Fidelity Commonwealth Trust, on behalf of itself and each of the Acquired Funds listed on Schedule B, Severally and Not Jointly

/s/ Stacie Smith_______________________________

Name: Stacie Smith

Title: Authorized Signer

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SCHEDULE A

Acquiring Trusts and Acquiring Funds

Schedule A: Acquiring Funds

CURRENT AND PENDING NORTHERN LIGHTS FUNDS
Northern Lights Fund Trust – 74 Funds (68 operational)

•         13D Activist Fund (“13D”)

•         Altegris Funds:

o    Altegris Futures Evolution Fund (“Altegris Futures Evolution”)

o    Altegris/AACA Opportunistic Real Estate Fund (“Altegris Opportunistic”)

•         Astor Funds:

o    Astor Dynamic Allocation Fund (“Astor Dynamic”)

o    Astor Macro Alternative Fund (“Astor Macro”)

o    Astor Sector Allocation Fund (“Astor Sector”)

•         Athena Behavioral Tactical Fund (“Athena”)

•         Beech Hill Total Return Fund (“Beech Hill”)

•         Biondo Focus Fund (“Biondo”)

•         BTS Funds:

o    BTS Managed Income Fund (“BTS Managed”)

o    BTS Tactical Fixed Income Fund (“BTS Tactical”)

•         Changing Parameters Fund (“Changing Parameters”)

•         CMG Funds:

o    CMG Mauldin Core Fund (“CMG Mauldin”)

o    CMG Tactical All Asset Strategy Fund (“CMG All Asset”)

o    CMG Tactical Bond Fund (“CMG Bond”)

•         Donoghue Forlines Funds:

o    Donoghue Forlines Dividend Fund (“Donoghue Forlines Dividend”)

o    Donoghue Forlines Risk Managed Income Fund (“Donoghue Forlines Risk Managed”)

o    Donoghue Forlines Tactical Allocation (“Donoghue Forlines Tactical”)

o    Donoghue Forlines Tactical Income Fund (“Donoghue Forlines Income”)

o    Donoghue Forlines Momentum Fund (“Donoghue Forlines Momentum”)

•         Grant Park Multi-Alternative Strategies Fund (“Grant Park”)

•         Ladenburg Funds:

o    Ladenburg Aggressive Growth Fund (“Ladenburg Aggressive”)

o    Ladenburg Growth Fund (“Ladenburg Growth”)

o    Ladenburg Growth & Income Fund (“Ladenburg Growth & Income”)

o    Ladenburg Income Fund (“Ladenburg Income”)

o    Ladenburg Income & Growth Fund (“Ladenburg Income & Growth”)

•         Navigator Funds:

o       Navigator Equity Hedged Fund (“Navigator Equity”)

o    Navigator Tactical Fixed Income Fund (Navigator Tactical”)

o    Navigator Ultra Short Bond Fund (“Navigator Ultra”)

•         PSI Strategic Growth Fund (“PSI Strategic”)

•         PFG Funds:

o    PFG Active Core Bond Strategy Fund (“PFG Active Core”)

o    PFG American Funds® Conservative Income Strategy Fund (“PFG American Conservative”)

o    PFG American Funds® Growth Strategy Fund (“PFG American Growth”)

o    PFG BNY Mellon Diversifier Strategy Fund (PFG BNY Mellon”)

o    PFG BR Equity ESG Strategy Fund, (“PFG BR Equity”)

o    PFG Fidelity Institutional AM® Equity Index Strategy Fund (“PGR Fidelity Index”)

o    PFG Fidelity Institutional AM® Equity Sector Strategy Fund (“PFG Fidelity Sector”)

o    PFG JP Morgan Tactical Aggressive Strategy Fund (“JP Morgan Aggressive”)

o    PFG JP Morgan Tactical Moderate Strategy Fund (JP Morgan Moderate”)

o             PFG Meeder Tactical Strategy Fund (“PFG Meeder”)

o    PFG MFS® Aggressive Growth Strategy Fund (“PFG MFS”)

o    PFG Tactical Income Strategy Fund (PFG Tactical”)

o             PFG Fidelity Institutional AM® Bond ESG Strategy

o             PFG Janus Henderson® Balanced Strategy

o             PFG Invesco® Thematic Equity ESG Strategy

•         Sierra Funds:

o    Sierra Tactical Core Income Fund (“Sierra Tactical Core”)

o    Sierra Tactical All Asset Fund (“Sierra Tactical”)

o    Sierra Tactical Municipal Fund (“Sierra Municipal”)

o    Sierra Tactical Bond Fund (“Sierra Bond”)

o    Sierra Tactical Risk Spectrum 30 Fund (“Sierra Tactical 30”)*

o    Sierra Tactical Risk Spectrum50 Fund (“Sierra Tactical 50”)

o    Sierra Tactical Risk Spectrum 70 Fund (“Sierra Tactical 70”)*

•         Toews Funds:

o    Toews Agility Shares Dynamic Tactical Income ETF (“Agility Dynamic”)

o    Toews Agility Shares Managed Risk Equity ETF (“Agility Managed”)

o    Agility Shares Put Write Enhance Equity ETF (“Agility Put Write”) *

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o    Navigator Investment Grade Bond Fund (“Navigator Investment”)

o    Navigator Tactical U.S. Allocation Fund (Navigator Allocation”)

•         Princeton Funds:

o    Deer Park Total Return Credit Fund (“Deer Park Total”)

o    Eagle MLP Strategy Fund (“Eagle”)

o    Princeton Premium Fund (“Princeton Premium”)

o    Princeton Long/Short Treasury Fund (“Princeton L/S”)

o    Princeton Alternative Premium Fund*

•         Probabilities Funds:

o    Probabilities Fund (“Probabilities”)

o    Probabilities Sector Rotation Fund (“Probabilities Sector”) *

o    Agility Shares Tactical Core Fixed Income ETF (“Agility Tactical”) *

o    Toews Tactical Defensive Alpha Fund (‘Toews Defensive”)

o    Toews Tactical Income Fund (“Toews Income”)

o    Toews Hedged U.S. Fund (“Toews Hedged U.S.”)

o    Toews Hedged Oceana Fund (“Toews Oceana”)

o    Toews Hedged U.S. Opportunity Fund (“Toews Opportunity”)

o    Toews Unconstrained Income Fund (“Toews Unconstrained”)

•         TransWestern Institutional Short Duration Government Bond Fund (“TransWestern”)

•         Zeo Funds:

o     Zeo Short Duration Income Fund (“Zeo Short”)

o     Zeo Sustainable Credit Fund (“Zeo Sustainable”)

Northern Lights Variable Trust – 20 Portfolios (15 operational)

•         7Twelve Balanced Portfolio (“7Twelve”)

•         Astor Funds:

o    Astor Long/Short ETF Portfolio* (“Astor VIT”)

o    Astor Macro Alternative Portfolio* (Astor Macro VIT”)

•         BTS Tactical Fixed Income VIT Fund (“BTS Tactical VIT”)

•         Donoghue Forlines Portfolios:

  Donoghue Forlines Dividend VIT Fund (“Dividend VIT”)
  Donoghue Forlines Momentum VIT Fund (“Momentum VIT”)

•         Probabilities VIT Fund (“Probabilities VIT”)

•         TOPS® Portfolios:

o    TOPS® Aggressive Growth ETF Portfolio (“TOPS Aggressive”)

o    TOPS® Balanced ETF Portfolio (“TOPS Balanced”)

o    TOPS® Conservative ETF Portfolio (“TOPS Conservative”)

o    TOPS® Global Target Range TM Fund (“TOPS Global”)

o    TOPS® Growth ETF Portfolio (“TOPS Growth”)

  TOPS® Hedged Equity Conservative Growth ETF Portfolio (“TOPS Hedged Conservative”) *

o    TOPS®F Hedged Equity Growth ETF Portfolio (“TOPS Hedged Growth”) *

o    TOPS® Hedged Equity Moderate Growth ETF Portfolio * (“TOPs Hedged Moderate”)

o    TOPS® Managed Risk Balanced ETF Portfolio (“TOPS Risk Balanced”)

o    TOPS® Managed Risk Growth ETF Portfolio (“TOPS Risk Growth”)

o    TOPS® Managed Risk Moderate Growth ETF Portfolio (“TOPS Risk ETF”)

o    TOPS® Managed Risk Flex ETF Portfolio (“TOPS Risk Flex”)

o    TOPS® Moderate Growth ETF Portfolio (“TOPS Moderate”)

* Fund not operational as of November 30, 2021

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SCHEDULE B

Acquired Trusts and Acquired Funds

Portfolio #	Portfolio Legal Name	Trust
1283	Fidelity Nasdaq Composite Index ETF	Fidelity Commonwealth Trust
6157	Fidelity Blue Chip Growth ETF	Fidelity Covington Trust
6190	Fidelity Blue Chip Value ETF	Fidelity Covington Trust
6442	Fidelity Clean Energy ETF	Fidelity Covington Trust
6443	Fidelity Cloud Computing ETF	Fidelity Covington Trust
6444	Fidelity Digital Health ETF	Fidelity Covington Trust
2854	Fidelity Dividend ETF for Rising Rates	Fidelity Covington Trust
6445	Fidelity Electric Vehicles and Future Transportation ETF	Fidelity Covington Trust
3354	Fidelity Emerging Markets Multifactor ETF	Fidelity Covington Trust
6339	Fidelity Growth Opportunities ETF	Fidelity Covington Trust
2853	Fidelity High Dividend ETF	Fidelity Covington Trust
3088	Fidelity High Yield Factor ETF	Fidelity Covington Trust
3063	Fidelity International High Dividend ETF	Fidelity Covington Trust
3355	Fidelity International Multifactor ETF	Fidelity Covington Trust
3064	Fidelity International Value Factor ETF	Fidelity Covington Trust
2855	Fidelity Low Volatility Factor ETF	Fidelity Covington Trust
6340	Fidelity Magellan ETF	Fidelity Covington Trust
2856	Fidelity Momentum Factor ETF	Fidelity Covington Trust
2574	Fidelity MSCI Communication Services Index ETF	Fidelity Covington Trust
2566	Fidelity MSCI Consumer Discretionary Index ETF	Fidelity Covington Trust
2567	Fidelity MSCI Consumer Staples Index ETF	Fidelity Covington Trust
2568	Fidelity MSCI Energy Index ETF	Fidelity Covington Trust
2569	Fidelity MSCI Financials Index ETF	Fidelity Covington Trust
2570	Fidelity MSCI Health Care Index ETF	Fidelity Covington Trust
2571	Fidelity MSCI Industrials Index ETF	Fidelity Covington Trust
2572	Fidelity MSCI Information Technology Index ETF	Fidelity Covington Trust
2573	Fidelity MSCI Materials Index ETF	Fidelity Covington Trust
2735	Fidelity MSCI Real Estate Index ETF	Fidelity Covington Trust
2575	Fidelity MSCI Utilities Index ETF	Fidelity Covington Trust
6079	Fidelity New Millennium ETF	Fidelity Covington Trust
6414	Fidelity Preferred Securities & Income ETF	Fidelity Covington Trust
2857	Fidelity Quality Factor ETF	Fidelity Covington Trust
6341	Fidelity Real Estate Investment ETF	Fidelity Covington Trust
6342	Fidelity Small-Mid Cap Opportunities ETF	Fidelity Covington Trust
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3356	Fidelity Small-Mid Multifactor ETF	Fidelity Covington Trust
5027	Fidelity Stocks for Inflation ETF	Fidelity Covington Trust
6415	Fidelity Sustainability U.S. Equity ETF	Fidelity Covington Trust
6044	Fidelity U.S. Multifactor ETF	Fidelity Covington Trust
2858	Fidelity Value Factor ETF	Fidelity Covington Trust
6416	Fidelity Women's Leadership ETF	Fidelity Covington Trust
2720	Fidelity Corporate Bond ETF	Fidelity Merrimack Street Trust
6353	Fidelity Investment Grade Bond ETF	Fidelity Merrimack Street Trust
6354	Fidelity Investment Grade Securitized ETF	Fidelity Merrimack Street Trust
2721	Fidelity Limited Term Bond ETF	Fidelity Merrimack Street Trust
3089	Fidelity Low Duration Bond Factor ETF	Fidelity Merrimack Street Trust
2722	Fidelity Total Bond ETF	Fidelity Merrimack Street Trust

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